UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 20, 2008

Exact name of registrant as specified in
Commission	its charter, address of principal executive	IRS Employer
File Number	offices and registrant’s telephone number	Identification Number
1-14465	IDACORP, Inc.	82-0505802
1221 W. Idaho Street
Boise, ID 83702-5627
(208) 388-2200

State or Other Jurisdiction of Incorporation: Idaho

None
Former name or former address, if changed since last report.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

IDACORP, Inc.
Form 8-K

ITEM 8.01      OTHER EVENTS.

On November 20, 2008, IDACORP, Inc. (the Company) filed a registration statement on Form S-3 for common stock and debt securities.  In this filing, the Company was not registering additional securities, but rather was replacing two prior shelf registration statements that had been effective for more than three years.

This filing was made to comply with Rule 415(a)(5) of the Securities Act of 1933, which states that companies may not sell securities pursuant to most shelf registration statements that have been effective for more than three years.  For registration statements that became effective before December 1, 2005, the date the new rule became effective, the three-year period began on December 1, 2005.  Therefore, the Company needed to file its replacement registration statement before December 1, 2008.

This new registration statement replaces (i) Registration Statement No. 333-64737, which the Company filed on September 30, 1998 registering $300 million of securities, all of which remain unsold and (ii) Registration Statement No. 333-83434, which the Company filed on February 26, 2002 registering $500 million of securities, of which approximately $299 million remain unsold.

The Company will also file a replacement registration statement for its Dividend Reinvestment and Stock Purchase Plan prior to December 1, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  November 21, 2008

IDACORP, Inc.

By:   /s/ Darrel T. Anderson
Darrel T. Anderson
Senior Vice President -
Administrative Services
and Chief Financial Officer